UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

BrandywineGLOBAL– Global Income Opportunities Fund Inc.	Western Asset High Yield Defined Opportunity Fund Inc.
Clarion Partners Real Estate Income Fund Inc.	Western Asset Intermediate Muni Fund Inc.
ClearBridge Energy Midstream Opportunity Fund Inc.	Western Asset Investment Grade Defined Opportunity Trust Inc.
ClearBridge MLP and Midstream Fund Inc.	Western Asset Managed Municipals Fund Inc.
ClearBridge MLP and Midstream Total Return Fund Inc.	Western Asset Middle Market Debt Fund Inc.
LMP Capital and Income Fund Inc.	Western Asset Middle Market Income Fund Inc.
Western Asset Corporate Loan Fund Inc.	Western Asset Mortgage Opportunity Fund Inc.
Western Asset Emerging Markets Debt Fund Inc.	Western Asset Municipal Defined Opportunity Trust Inc.
Western Asset Global Corporate Defined Opportunity Fund Inc.	Western Asset Municipal High Income Fund Inc.
Western Asset Global High Income Fund Inc.	Western Asset Municipal Partners Fund Inc.
Western Asset High Income Fund II Inc.	Western Asset Variable Rate Strategic Fund Inc.
Western Asset High Income Opportunity Fund Inc.

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2)Aggregate number of securities to which transaction applies:

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[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[DATE]

URGENT

Re: Your investment with Legg Mason-sponsored fund(s)

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in a Legg Mason-sponsored fund.

Please contact us immediately at 866-963-5819. We are available Monday through Friday from 9 a.m. to 10 p.m. Eastern Time.

This matter is very important, but will take only a moment of your time.

Computershare has been engaged by Legg Mason to contact you in connection with your fund's proxy proposals.

Thank you for your assistance with this essential matter.

Sincerely,

[Name] Manager Shareholder Services